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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 1, 2005
                Date of Report (date of earliest event reported)


                                 BIOMERICA, INC.
                                 ---------------
             (Exact Name of Registrant as Specified in its Charter)

     Delaware                       0-8765                   95-2645573
     --------                       ------                   ----------
     (State or Other                (Commission              (IRS Employee
     Jurisdiction of                File Number)             Identification
                                                             Number)

                              1533 Monrovia Avenue
                         Newport Beach, California 92663
                         -------------------------------
                     (Address of Principal Executive Offices
                               Including Zip Code)

                                  949-645-2111
                                  ------------
                         (Registrant's Telephone Number,
                              Including Area Code)


                                   __________
                    (Former Name or Former Address if Changed
                               Since Last Report)


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Table of Contents:
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8.01 Other Events.


Item 8.01 Other Events.

     Historically, certain Biomerica, Inc. ("Biomerica"), board members who owned shares of common stock of Lancer Orthodontics, Inc. ("Lancer"), had agreed to vote their shares of Lancer common stock in the same manner as the Biomerica board voted its shares of Lancer common stock for issues requiring the vote of Lancer's stockholders. These agreements, when combined with Biomerica's ownership interests in Lancer, resulted in Biomerica controlling over 50% of Lancer's voting securities and a consolidation of Lancer's financial statements into Biomerica's financial statements. As of December 1, 2005, the above-mentioned Biomerica board members reserved their right no longer to vote their shares of Lancer in the same manner as the Biomerica board votes Biomerica's shares of Lancer. Therefore, effective as of December 1, 2005, Lancer's financial statements will no longer be consolidated with those of Biomerica because Biomerica will no longer have direct or indirect control of more than 50% of Lancer's common stock. As of December 1, 2005, Biomerica holds less than 20% of Lancer's common stock and therefore Biomerica's investment in Lancer will be accounted for using the cost method.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMERICA, INC.

Dated: December 1, 2005             By: /s/ Zackary S. Irani
                                        --------------------
                                    Name: Zackary S. Irani
                                          ----------------
                                    Title:  Chief Executive Officer